Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation of our report dated June 3, 1996 on the financial statements of Securacom, Incorporated as of December 31, 1995 and for each of the two years then ended which is included in this Form S-1 of Securacom, Incorporated, and to the reference of our Firm under the caption "Experts" in the Form S-1 which is expected to be filed on or about April 30, 1997.



                                            AMPER, POLITZINER & MATTIA


June 6, 1997
Edison, New Jersey